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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                                COX RADIO, INC.

Article I:       Name.

              The name of this corporation (the "Corporation") is:

                                Cox Radio, Inc.

Article II:      Registered Office.

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The registered agent in charge thereof is The Corporation Trust Company.

Article III:     Business.

         The purposes of the Corporation are as follows:

         A. To engage in the business within the United States of America of transmitting, receiving, relaying and/or distributing radio broadcasts, sounds, signals, and messages of all kinds by means of waves, radiation, wire, cable, radio, light or other means of communications of any type, kind or nature;

         B. To purchase or otherwise acquire (for cash, property, notes, stock or bonds of this Corporation or otherwise) assets used or useful in the aforesaid business, and to undertake or assume the whole or any part of any obligations and or liabilities attendant thereto;

         C. To sell, assign, transfer or purchase the assets or stock of radio stations, businesses or properties within the United States; and

         D. In general, to carry on any other activity, to perform any function and to undertake any activity in connection with the purposes set forth in the foregoing paragraphs A, B and C of this Article III.

Article IV:      Authorized Capital Stock.

         A. Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is one hundred twenty million (120,000,000) shares,
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of which (i) one hundred fifteen million (115,000,000) shares, of a par value of $1.00 per share, shall be Common Stock (the "Common Stock"), and (ii) five million (5,000,000) shares of a par value of $1.00 per share, shall be Preferred Stock (hereinafter called "Preferred Stock"). The Common Stock shall be divided into classes as follows: seventy million (70,000,000) shares of Class A Common Stock ("Class A Stock") and forty-five million (45,000,000) shares of Class B Common Stock ("Class B Stock").

         B.      Class A Stock and Class B Stock.

                 1.       Powers, Preferences and Rights.

         Except as otherwise provided in paragraph B of this Article IV, each share of Common Stock shall be identical.

                 2.       Voting Rights.

                          a.      Each share of Class A Stock shall entitle the
holder thereof to one (1) vote and each share of Class B Stock shall entitle the holder thereof to ten (10) votes. Except as set forth herein or as may otherwise be required by the laws of the State of Delaware, all actions submitted to a vote of stockholders of the Corporation (including, without limitation, any proposed amendment to this Amended and Restated Certificate of Incorporation ("Certificate") that would increase the number of authorized shares of Class A Stock, of Class B Stock or of any class or series of voting Preferred Stock, if any, or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)) shall be voted on by the holders of Class A Stock and Class B Stock (as well as the holders of any Preferred Stock, if any, entitled to vote thereon) voting together as a single class, and no separate vote or consent of the holders of shares of Class A Stock, the holders of the shares of Class B Stock or the holders of such shares of Preferred Stock shall be required for the approval of any such matter.

                          b.      The holders of Class A Stock and Class B
Stock shall each be entitled to vote separately as a class with respect to (i) amendments to this Certificate that alter or change the powers, preferences or special rights of their respective class of stock so as to affect them adversely and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware.

                          c.      Except as otherwise provided by law or
pursuant to this Article IV or by resolution or resolutions of
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the Board of Directors of the Corporation (the "Board") providing for the issuance of any series of Preferred Stock, the holders of the Class A Stock and the Class B Stock shall have sole voting power for all purposes, each holder of Class A Stock and each holder of Class B Stock being entitled to vote as provided in subparagraph 2.a or 2.b as applicable of this paragraph B of this
Article IV.

                 3.       Dividends.

                          a.      If and when dividends on the Class A Stock
and Class B Stock are declared payable from time to time by the Board as provided in subparagraph 3.a of paragraph B of this Article IV, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Class A Stock and the holders of Class B Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. If dividends are declared that are payable in shares of Class A Stock or Class B Stock, such dividends shall be payable at the same rate on all classes of Common Stock and the dividends payable in shares of Class A Stock shall be payable only to holders of Class A Stock and the dividends payable in shares of Class B Stock shall be payable only to holders of Class B Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of Class A Stock or Class B Stock, the outstanding shares of the other class of Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Stock or Class B Stock, as the case may be, that have been subdivided or combined.

                          b.      Subject to provisions of law and the
preferences of the Preferred Stock and of any other stock ranking prior to the Class A Stock or the Class B Stock as to dividends, the holders of the Class A Stock and the Class B Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any class shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series. Dividends on the Class A Stock and the Class B Stock shall be payable only as and when declared by the Board.

                 4.       Conversion of Class B Stock by Holder.

                          a.      The holder of each share of Class B Stock
shall have the right at any time, or from time to time, at such holder's option, to convert such share into one fully paid and
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nonassessable share of Class A Stock on and subject to the terms and conditions hereinafter set forth.

                          b.      In order to exercise his conversion
privilege, the holder of any shares of Class B Stock to be converted shall present and surrender the certificate or certificates representing such shares, duly endorsed, during usual business hours at any office or agency of the Corporation maintained for the transfer of Class B Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Class A Stock issuable on such conversion shall be registered. If required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Class B Stock shall be deemed to have been effected at the close of business on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, provided, however, that the conversion may, at the option of any holder of any shares of Class B Stock to be converted, be conditioned upon notice by such holder to the Corporation of the occurrence of any specified event (including, without limitation, the closing of any sale, exchange or other disposition of such shares of Class B Stock), and the person or persons in whose name or names any certificate or certificates for shares of Class A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Stock represented thereby on the conversion date.

                          c.      As promptly as practicable after the
presentation and surrender for conversion, as herein provided, of any certificate for shares of Class B Stock (but only after the notice of the occurrence of any event specified, if any, by the holder of such shares of Class B Stock), the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Stock issuable upon such conversion. In case any certificate for shares of Class B Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Stock repre-
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sented by such surrendered certificate that are not being converted.  The issuance of certificates for shares of Class A Stock issuable upon the conversion of shares of Class B Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                          d.      Upon any conversion of shares of Class B
Stock into shares of Class A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as have been declared and are payable to holders of record of shares of Class B Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Class A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Class A Stock on or after such conversion date.

                          e.      In case of any sale or conveyance of all or
substantially all of the property or business of the Corporation as an entirety, a holder of a share of Class B Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock and other securities and properties receivable upon such sale or conveyance by a holder of one share of Class A Stock and shall have no other conversion rights with regard to such share. The provisions of subparagraph 4.e of paragraph B of this Article IV shall similarly apply to successive sales or conveyances.

                          f.      Shares of Class B Stock converted into Class
A Stock shall be retired and shall resume the status of authorized but unissued shares of Class B Stock.

                          g.      Such number of shares of Class A Stock as may
from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class B Stock.

                 5.       Priority of Preferred Stock.
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         The Class A Stock and the Class B Stock are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of this Article IV.

                 6.       Liquidation, Dissolution or Winding Up.

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (sometimes referred to as liquidation), after payment or provision for payment of the debts and other yliabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Class A Stock and the Class B Stock in the distribution of the Corporation's assets shall be entitled upon such liquidation, dissolution or winding up, the holders of the Class A Stock and the Class B Stock shall be entitled to share equally, on a per share basis, in the distribution of the remaining assets of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subparagraph 6 of paragraph B of this Article IV.

         C.      Preferred Stock.

         Shares of Preferred Stock may be issued from time to time in one or more series. Except as may be provided by the Board in a certificate of designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall be retired and shall not be reissued. The Board is hereby authorized to fix or alter the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series
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subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

Article V:       Number of Directors and Limitation of Liability of Directors.

         A. Number of Directors. The number of directors that shall constitute the whole Board of the Corporation shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time.

         B. Limitation of Liability of Directors. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any successor provision thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and, as provided in said section shall advance expenses, including reasonable attorneys' fees, of any and all such persons, and the indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such persons. To the fullest extent permitted by Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any successor provision thereto, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         C. Future Amendments. In addition to the provisions of paragraph B of this Article V hereof, if the General Corporation Law of the State of Delaware is amended hereafter to authorize or permit corporate action further limiting or eliminating the personal liability of a director to the Corporation or its stockholders, then the liability of each director of the Corporation shall be further limited or eliminated to the fullest extent permitted by any such future amendment of the law of the State of Delaware.

         D.      Repeal or Modification.  Any repeal or modification of this
Article V or any provision hereof shall not increase the personal liability of any director of the Corporation for any act
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or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Article VI:      Meetings.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Article VII:     Election of Directors.

         A. Stockholders' Meeting. The directors who are directors on the date that this Certificate of the Corporation is filed with the Secretary of State of Delaware shall serve until the first annual meeting of stockholders at which directors are elected following that date. The Directors shall be elected at the annual meeting of stockholders, and each director elected shall hold office until such director's successor has been elected and qualified. Directors need not be stockholders of the Corporation.

         B. Directors Elected by Preferred Stock. During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such times as such right continues the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; and each such additional director shall serve until the annual meeting at which his term of office shall expire and until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever occurs earlier. Whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such
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provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

         C. Removal. Subject to the rights of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time by the affirmative vote of the holders of shares that entitle the holders to cast a majority of the votes entitled to be cast by the holders of all shares of capital stock of the Corporation that are entitled to vote generally in the election of directors of the Corporation.

         D. Notice of Stockholder Nominees. Nominations of persons for election to the Board (other than persons nominated to fill vacancies and newly created directorships, who shall in each case be nominated and elected as provided in the Bylaws of the Corporation) shall be made only at a meeting of stockholders and only (1) by or at the direction of the Board or (2) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in paragraph D of this Article VII. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that if less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of paragraph D of this Article VII, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of this notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless pursuant to a notice that was timely for the meeting on the date originally scheduled. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election
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of directors, or is otherwise required, in each case pursuant to the Securities
Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder, and
(B) the class and number of shares of the Corporation that are beneficially owned by such stockholder. Notwithstanding the foregoing, nothing in paragraph D of this Article VII shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by paragraph D of this Article VII, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Article VIII:    Indemnification.

         The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Article IX:      Stockholder Vote.
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         Unless otherwise provided by statute, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Article X:       Stockholder Proposals at Annual Meetings.

         Business may be properly brought before an annual meeting by a stockholder only upon the stockholder's timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting as originally scheduled; provided, however, that if less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Article X, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the stockholder proposing such business, and (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder proposing such business. Notwithstanding the foregoing, nothing in this Article X shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article X, and if he
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should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Article XI:      Call of Special Meetings.

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the members of the Board. Such special meetings may not be called by any other person or persons or in any other manner.


Article XII:     Amendment of Bylaws

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board, by action taken in accordance with the provisions of the Bylaws of the Corporation is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of the Corporation.

Article XIII:    Section 203

         The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.

Article XIV:     Participation of Non-Citizens

         The following provisions are included herein for the purpose of ensuring that control and management of the Corporation complies with the Communications Act of 1934 and the rules, regulations and policies of the Federal Communications Commission ("FCC"), as the same may be amended from time to time (collectively, the "Communications Act"):

                 (a) The Corporation shall not issue to or for the account of (A) a person who is a citizen of a country other than the United States; (B) an entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States;
(C) a government other than the government of the United States or of any state, territory, or possession of the United States; or (D) a representative of, or an individual or entity controlled by, any of the foregoing (each person or entity described in any of the foregoing clauses (A) through (D), individually, an "Alien" or collectively "Aliens") any share of capital stock of the Corporation if such issuance would cause the total capital stock of the Corporation held or voted by Aliens to exceed, in violation of the Communications Act, 25% of (1) the total capital
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stock of the Corporation outstanding at any time or (2) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time, and (ii) shall not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total capital stock of the Corporation held or voted by Aliens to exceed such 25% limit in violation of the Communications Act.

                 (b) No Alien or Aliens, individually or collectively, shall be entitled to vote or direct or control the vote of more than 25% of (i) the total capital stock of the Corporation outstanding at any time or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, if to do so would violate the Communications Act.

                 (c) No Alien shall be qualified to act as an officer of the Corporation, and no more than one-fourth of the total number of directors of the Corporation at any time and from time to time may be Aliens, in either case if such would violate the Communications Act.

                 (d) The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article XIV and to ensure compliance with the alien ownership restrictions of the Communications Act, including, without limitation, the power to prohibit the transfer of any shares of capital stock of the Corporation to any Alien, the inclusion of a legend regarding restrictions on foreign ownership of the capital stock on any certificates representing such stock, and to take or cause to be taken such action as it deems appropriate to implement such prohibition. Without limiting the generality of the foregoing and notwithstanding any other provision of these Amended and Restated Articles of Incorporation, the Corporation also reserves the right to refuse to honor any transfer of the capital stock of the Corporation which, in the judgment of the Corporation or its transfer agent, would or might constitute a violation of the Communications Act or the FCC rules and regulations.